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                                                                     EXHIBIT (i)



                        [DORSEY & WHITNEY LLP LETTERHEAD]



                                November 30, 2001

Fortis Series Fund, Inc.
500 Bielenberg Drive
Woodbury, Minnesota 55125-1400

Ladies and Gentlemen:

     We have acted as counsel to Fortis Series Fund, Inc., a Maryland corporation (the "Company"), in rendering the opinion hereinafter set forth with respect to the authorization of the following classes and series of the Company's common shares, par value $0.0001 per share:

     Series and Class
     Fortis Asset Allocation Portfolio - Class A, Class B, Class C, Class H,
                                         Class Z
     Fortis Capital Appreciation Portfolio - Class A, Class B, Class C, Class H Fortis Capital Fund - Class A, Class B, Class C, Class H
     Fortis Global Growth Portfolio - Class A, Class B, Class C, Class H
     Fortis Growth & Income Fund - Class A, Class B, Class C, Class H
     Fortis Growth Fund - Class A, Class B, Class C, Class H, Class Z
     Fortis High Yield Portfolio - Class A, Class B, Class C, Class H
     Fortis International Equity Portfolio - Class A, Class B, Class C, Class H Fortis Money Fund - Class A, Class B, Class C, Class H
     Fortis Strategic Income Fund - Class A, Class B, Class C, Class H
     Fortis Tax Free Minnesota Portfolio - Class A, Class B, Class C, Class H,
                                           Class E
     Fortis Tax Free National Portfolio - Class A, Class B, Class C, Class H,
                                          Class E
     Fortis U.S. Government Securities Fund - Class A, Class B, Class C,
                                              Class H, Class E
     Fortis Value Fund - Class A, Class B, Class C, Class H

The shares of the Company referred to above are referred to herein collectively as the "Shares."

     We understand that the Shares are being registered under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, pursuant to the Company's Registration Statement on Form N-1A relating to such shares (the "Registration



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                       [DORSEY & WHITNEY LLP LETTERHEAD]

Fortis Series Fund, Inc.
November 30, 2001
Page 2

Statement"). In rendering the opinion hereinafter expressed, we have reviewed the corporate proceedings taken by the Company in connection with the authorization and issuance of the Shares, and we have reviewed such questions of law and examined copies of such corporate records of the Company, certificates of public officials and of responsible officers of the Company, and other documents as we have deemed necessary as a basis for such opinion. As to the various matters of fact material to such opinion, we have, when such facts were not independently established, relied to the extent we deemed proper on certificates of public officials and of responsible officers of the Company. In connection with such review and examination, we have assumed that all copies of documents provided to us conform to the originals and that all signatures are genuine.

     In addition, in rendering the opinion hereinafter expressed, we have assumed, with the concurrence of the Company, that all of the Shares will be issued and sold upon the terms and in the manner set forth in the Registration Statement; that the Company will not issue Shares in excess of the numbers authorized in the Company's charter as in effect at the respective dates of issuance; and that the Company will maintain its corporate existence and good standing under the laws of the State of Maryland in effect at all times after the date of this opinion.

     Based on the foregoing, it is our opinion that the Shares issued from and after the date hereof, when issued and delivered by the Company as described in the Registration Statement, will be legally issued and fully paid and non-assessable.

     In rendering the foregoing opinion, we express no opinion as to the laws of any jurisdiction other than the State of Maryland. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement.


                                      Very truly yours,





                                      /s/ Dorsey & Whitney LLP

KLP